                                                                   Exhibit 10.16

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                       THERMAL CYCLER SUPPLIER AGREEMENT

       This Agreement, effective April 15, 2000, is made by and between PE Biosystems, a division of PE Corporation, a corporation of the State of Delaware, having an office at 850 Lincoln Centre Drive, Foster City, California 94404 ("PE CORP"), and Cepheid, a corporation of the State of California, having an office at 1190 Borregas Avenue, Sunnyvale, California 94089 ("Thermal Cycler Supplier") hereafter collectively referred to as "The Parties."

       Whereas, PE CORP has the power to convey limited rights for research and in certain other fields under U.S. Patents Nos. 4,683,195, 4,683,202 and 4,965,188, describing and claiming gene amplification processes including, among others, a process known as the polymerase chain reaction ("PCR") process, which are owned by Roche Molecular Systems, Inc., and amplification process claims in corresponding counterpart patents and patent applications in other countries, owned by F. Hoffmann-La Roche Ltd (both of which are referred to collectively herein as "Roche").

       Whereas, PE CORP offers to PCR users commercial and non-commercial license rights under these patents and patent applications for automated performance of the PCR process for research and certain other fields that include, inter alia, an up-front fee component based on the capacity of thermal cyclers used to perform the process.

Whereas, PE CORP offers to thermal cycler suppliers license rights under those patents, namely, an authorization to distribute their instruments with a label conveying to their customers rights under the up-front fee component of the PCR licenses described above, and the right to promote their instruments as "Authorized Thermal Cyclers" for PCR.

       Whereas, PE CORP owns US. Patents Nos. 5,038,852 and 5,333,675, describing and claiming automated apparatus suitable for performing the PCR process, and apparatus claims in corresponding counterpart patents and patent applications in other countries.


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

       Whereas, PE CORP owns U.S. Patent No. 5,475,610, describing and claiming improvements in thermal cycling apparatus for- PCR, including a pressing heated cover, and corresponding counterpart patents and patent applications in other countries.

       Whereas, PE CORP owns U.S. Patent No. 5,656,493, describing and claiming an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol.

       Whereas, PE CORP owns patents and applications outside the U.S. that claim priority of U.S. application Serial No. 899,061 (filed in 1986) and that claim automated performance of the PCR process using certain programmed thermal cyclers.

       Whereas, PE CORP offers to PCR users license rights for research and certain other fields under its amplification system claims and automated method claims, and offers to thermal cycler suppliers the right to pass such rights to their thermal cycler customers.

       Whereas, PE CORP has offered to Thermal Cycler Supplier the above Roche process rights, and the PE CORP systems, apparatus, automated method and pressing heated cover rights separately or in combinations, and Thermal Cycler Supplier has requested rights under the above Roche PCR process patents and PE CORP systems patent rights only, without rights under the above identified PE CORP apparatus, automated method and pressing heated cover patents and applications.

       NOW, THEREFORE, The Parties agree as follows:

         1.       Definitions

                  For the purpose of this Agreement the terms set forth hereinafter shall be defined as fellows;




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

         1.1 "AFFILIATE" of a party to this Agreement shall mean an organization: a) whose voting stock is controlled or owned directly or indirectly to the extent of fifty percent (50%) or more by the party; b) which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of the party; c) whose majority ownership is directly or indirectly common to that of the party; or d) defined under (a), (b), or (c) above except the amount of said ownership is less than fifty percent (50%) but that amount is the maximum amount permitted by law and Thermal Cycler Supplier has effective control.

         1.2 "AMPLIFICATION PATENT RIGHTS" shall mean the nucleic acid amplification processes, including particularly the PCR process, covered by:
United States Patents Nos. 4,683,195, 4,683,202 and 4,965,188; and any corresponding amplification process claim in patents and patent applications in other countries claiming priority of any of them. Amplification Patent Rights include rights only under the identified Roche patents and applications. They do not include rights, expressly or by implication, under any other Roche or PE CORP patent or application, or to any claim to reagents, apparatus, or a system of reagents and apparatus.

         1.3 "AMPLIFICATION SYSTEM PATENT RIGHTS" shall mean U.S. Patent No. 5,656,493, which describes and claims an amplification system comprising PCR reagents and a thermal cycler programmed to carry out a PCR protocol. Amplification System Patent Rights include rights only under the identified PE CORP patent. They do not include rights, expressly or by implication, under any other Roche or PE CORP patent or application, or to any claim to reagents, apparatus, or an amplification process, even if that process is a result of the natural and intended operation of the system.

         1.4 "AUTHORIZED REAGENT" shall mean a DNA polymerase whose use in performance of the PCR process is covered by the running-royalty component of a PCR process license under the Amplification Patent Rights for internal research and development. The running-royalty component of that license may be obtained through the purchase of reagents bearing a valid label conveying the


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running-royalty component; alternatively, it may be purchased from PE CORP.
Other PCR process licenses in the Fields also require use of Authorized
Reagents.

         1.5 "AUTHORIZED THERMAL CYCLER" shall mean a thermal cycler or temperature cycling instrument whose use in automated performance of the PCR process is covered by the automated-capacity, up-front fee component of a PCR process license under the Amplification Patent Rights for internal research and development. The up-front fee component of that license may be obtained through the purchase of a thermal cycler or temperature cycling instrument bearing a valid label conveying the up-front component; alternatively, it may be purchased from PE CORP. Other PCR process licenses in the Fields also require use of an instrument whose use is similarly covered, i.e., an "Authorized Thermal
Cycler".

         1.6 "FIELDS" shall mean research and development, quality assurance or control, environmental testing, plant diagnostics, identity testing (other than parentage testing for humans) and forensics. The Fields specifically exclude human and veterinary diagnostics.

         1.7 "NET SALES PRICE" for thermal cyclers, temperature cycling instruments and add-on modules distributed under this Agreement shall refer to the sales price charged to unrelated Third-Party end users as to whom the price is not affected by any other purchase, by any other dealing or by any special course of dealing, and shall mean the gross invoice price to such an end user less the following deductions where applicable: (i) discounts allowed and taken, in amounts customary in the trade, and (ii) sales and/or use taxes and/or duties for particular sales. No allowance or deduction shall be made for commissions or collections, by whatever name known. Thermal cyclers, temperature cycling instruments and add-on modules subject to this Agreement shall be separately invoiced items.

                  For distributions other than sales described by the preceding paragraph, including any sale, loan, lease, consignment, gift or other distribution (i) to an end user that is Thermal Cycler,




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Supplier itself, an Affiliate or a distributor, (ii) to an end user that enjoys a special course of dealing with Thermal Cycler Supplier, an Affiliate or distributor, or (iii) is under a reagent rental agreement or other arrangement that is not a sale to an unrelated Third-Party end user as to whom the price is unaffected by other purchase, dealing or special course of dealing, the Net Sales Price shall be determined by reference to the Net Sales Price which would be applicable in an arm's length sale to a similarly situated unrelated Third-Party end user as to whom the price is not affected by any other purchase, by any other dealing or by any special course of dealing.

                  Net Sales Price shall be calculated on the basis of sales or transfers to end users by Thermal Cycler Supplier, its Affiliate or a distributor of either, as the case may be. In the event Thermal Cycler Supplier is unable to account for end-user sales by any distributor, the Net Sales Price shall be calculated as the price to the final distributor multiplied by [**], which factor represents a [**] margin on sales to end users by the distributor.

         1.8      "TERRITORY" shall mean worldwide.

         1.9      "THIRD PARTY" shall mean a party other than The Parties.

         1.10 "TEMPERATURE CYCLING INSTRUMENT", as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that includes a thermal cycler as defined in Article 1.11 and additional structure for performing one or more other functions.

         1.11 "THERMAL CYCLER", as used in this Agreement, shall mean an instrument, whether in single or multiple modules, that is capable in itself of automatically cycling samples in the PCR process.

2.  GRANT



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         2.1      Upon the terms and subject to the exceptions and conditions of this agreement, PE CORP grants to Thermal Cycler Supplier the following personal, non-transferable, royalty-bearing, non-exclusive rights in the Territory under the Amplification Patent Rights:

                  (a) Thermal Cycler Supplier is hereby authorized to sell and distribute to end users under Thermal Cycler Supplier's name and trademarks the specific thermal cyclers and temperature cycling instruments described in Exhibit 1 (i.e. the Smart Cycler(R) System, Smart Cycler(R) XC System and GeneXpert(TM) Prototype, in the configurations described) and any thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) manufactured by Thermal Cycler Supplier, but not otherwise to sell or distribute to thermal cycler suppliers, with a label conveying to end users (including Thermal Cycler Supplier itself) in the Fields the up-front rights of PCR process licenses under the Amplification Patent Rights as specified in the label set forth in Section 5.1 below, that is, with an Authorized Thermal Cycler label; and

                  (b) Thermal Cycler Supplier may advertise and promote such thermal cyclers and temperature cycling instruments as described in Exhibit 1 and so labeled as Authorized Thermal Cyclers for PCR.

The grant of this Section 2.1 conveys no right or immunity, express or implied, under the Amplification System Patent Rights.

         2.2 Upon the terms and subject to the exceptions and conditions of this Agreement, PE CORP grants to Thermal Cycler Supplier a personal, non-transferable, royalty-bearing, non-exclusive right under the Amplification System Patent Rights to convey to end-user customers (including Thermal Cycler Supplier itself) of Thermal Cycler Supplier's Authorized Thermal Cyclers a non-exclusive license to use the same in the Fields in the Territory. The grant of this Section 2.2 includes no right or immunity, express or implied, under the Amplification Patent Rights.



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

         2.3 No right, immunity, authorization or license is granted, expressly or by implication, for any other purpose, or in any other field, including: to make, have made, use or sell any polymerase (such as Taq), amplification reagent or kit; or to perform PCR or nucleic acid amplification that is not fully licensed under the Amplification Patent Rights. No right, immunity, authorization or license is granted, expressly or by implication, under any patent or patent application that is not expressly included in the Amplification Patent Rights, or the Amplification System Patent Rights. Specifically, but without limitation, no right, immunity, authorization or license is granted, expressly or by implication, under patents and applications of PE CORP or Roche that cover apparatus, methods, or reagents for real-time detection (for example, U.S. Patent No. 5,928,907 and published European patent applications EP 872562 and EP 512334) or for homogeneous assay (for example, U.S. Patents Nos. 5,210,015, 5,487,972, 5,538,848, all related to the 5'
nuclease assay).

         2.4 Rights granted to Thermal Cycler Supplier by this Agreement are personal to Thermal Cycler Supplier alone. Thermal Cycler Supplier shall have no right to sublicense, assign or otherwise transfer or share its rights hereunder.

         2.5 Notwithstanding the prohibition of Section 2.4, Thermal Cycler Supplier's rights to sell to end users under the grants of Sections 2.1 and 2.2 include the right to sell through Affiliates (so long as Thermal Cycler Supplier reports and pays under this Agreement on their behalf) and through distributors of Thermal Cycler Supplier and such Affiliates, as well as directly.

         2.6 Thermal Cycler Supplier agrees not to promote, directly or through distributors, the unlicensed use of the Amplification Patent Rights by the sale of unauthorized thermal cyclers or temperature cycling instruments, or by selling add-on modules for thermal cyclers or temperature cycling instruments other than as additions to Authorized Thermal Cyclers.

         3.       FEES, ROYALTIES, RECORDS AND REPORTS


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         3.1      For the licenses and rights granted under Article 2, Thermal
Cycler Supplier shall pay to PE CORP:

                  (a)      license issue fee of US$[**];

                  (b) for each Smart Cycler(R) System or Smart Cycler(R) XC System thermal cycler as described in Exhibit 1 (including all modules and components), or any thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) having a maximum capacity, if fully expanded, of more than [**] individual samples, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**] percent ([**]%) of the Net Sales Price, and for each add-on module, [**] percent ([**]%) of the Net Sales Price;

                  (c) for each GeneXpert(TM) Prototype temperature cycling instrument as described in Exhibit 1 (including all modules and components), or any thermal cycler or temperature cycling instrument containing one I-CORE(TM) module (as defined in Exhibit 1) having a non-expandable capacity of no more than [**] individual sample, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**] percent ([**]%) of the Net Sales Price; and

                  (d) for each thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules (as defined in Exhibit 1) having a maximum capacity, if fully expanded, of at least [**] but no more than [**] individual samples, delivered or invoiced by Thermal Cycler Supplier or an Affiliate after the effective date of this Agreement, US$[**] plus [**]



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                           [**] percent ([**]%) of the Net Sales Price, and for
                           each add-on module, [**] percent ([**]%) of the Net Sales Price.

The license issue fee shall be paid on the effective date of this Agreement. The per-thermal cycler payments specified in this Section 3,1 shall be paid as specified in Sections 3.4 and 3.5. Each thermal cycler or temperature cycling instrument for which those payments are paid shall be an Authorized Thermal Cycler and shall be so designated pursuant to Article 5 hereof.

         3.2 All amounts payable hereunder shall be payable in United States dollars. Sales in other countries shall be converted to U.S. dollars based on the New York rate of exchange as quoted in the Wall Street Journal for the last business day of the applicable quarter. If not so published, The Parties may agree on a substitute publication. In the event there is no comparable publication, the applicable rate for such date by the appropriate governmental agency in such country shall apply.

         3.3 Thermal Cycler Supplier shall keep, and shall require its pertinent Affiliates to keep, full, true and accurate books of account containing all particulars necessary to show the amount payable to PE CORP under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of an independent inspector retained by PE CORP. If in dispute, such records shall be kept until the dispute is settled. Inspection shall be at PE CORP's expense, unless the inspector concludes that the amount payable that is stated in a report is understated by five percent (5%) or more, in which case expenses shall be paid by Thermal Cycler Supplier.

         3.4 Thermal Cycler Supplier shall within thirty (30) days after the first of each January, April, July and October deliver to PE CORP a true and accurate accounting report. This report shall be on a country-by-country basis and shall give such particulars of the business conducted by Thermal Cycler Supplier in each country during the preceding three (3) calendar months as are


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pertinent to accounting under this Agreement and shall be in accordance with, and include all information specified in, the royalty report form attached hereto as Appendix A.

                  The correctness and completeness of each report shall be attested to in writing by the responsible financial officer of Thermal Cycler Supplier or by Thermal Cycler Supplier's external auditor.

         3.5 Simultaneously with the delivery of each royalty report, Thermal Cycler Supplier shall pay to PE CORP the monies then due under this Agreement for the period covered by the report. Each report and payment shall be sent by the due date to the following address:

                  PE Biosystems
                  PE Corporation
                  850 Lincoln Centre Drive
                  Foster City, California, 94404 U.S.A.
                  Attention: Director of Licensing

or to any address that PE CORP may advise in writing.

         3.6 If Thermal Cycler Supplier shall fail to pay any amount owing under this Agreement by the due date, the amount owed shall bear interest at two percent (2%) over the Citibank NA base lending rate ("prime rate") from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.

         3.7 Failure of Thermal Cycler Supplier to pay any amount specified under this Agreement within thirty (30) days after the due date will give PE CORP the right to terminate under Section 6.7.

         3.8 If all patents included in the Amplification Patent Rights expire before all patents included in the Amplification System Patent Rights, or vice versa, the per-thermal cycler payments



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specified in Section 3.1 shall thereafter be reduced to the amount PE CORP is then charging for the remaining claims.

         4.       PAST SALES SALES AND ACTIVITIES

         4.1 On the effective date of this Agreement, Thermal Cycler Supplier shall pay to PE CORP the sum of $[**]. In consideration thereof all thermal cyclers and temperature cycling instruments delivered or invoiced by Thermal Cycler Supplier and its Affiliates (including thermal cyclers and temperature cycling instruments delivered to themselves for use) prior to the effective date of this Agreement shall be considered Authorized Thermal Cyclers subject to the conditions of Section 4.2 and 5.3; and all earlier use of such thermal cyclers or temperature cycling instruments by customers, direct or indirect, of Thermal Cycler Supplier shall be deemed to have been use of a thermal cycler or temperature cycling instrument within the grant of this Agreement. This section does not apply to thermal cyclers or temperature cycling instruments already authorized by PCR users.

         4.2 Thermal Cycler Supplier shall send to the original end-user customers of the thermal cyclers and temperature cycling instruments that are the subject of Section 4.1, Authorized Thermal Cycler notices in accord with
Section 5.1 with a means reasonably satisfactory to PE CORP to relate each such notice to the appropriate thermal cycler or temperature cycling instrument. Any such thermal cycler or temperature cycling instrument not having an authorization notice within one hundred and twenty (120) days after the effective date of this Agreement shall cease to be an Authorized Thermal Cycler unless Thermal Cycler Supplier establishes to the reasonable satisfaction of PE CORP that (a) the thermal cycler or temperature cycling instrument falls within
Section 4.1 and (b) the Authorized Thermal Cycler notice for the thermal cycler or temperature cycling instrument has not been applied to another instrument.




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         5.       AUTHORIZATION NOTICE

         5.1 Thermal Cycler Supplier agrees to include prominently in the front of the user's manual for each Authorized Thermal Cycler, and for no other thermal cycler or temperature cycling instrument, a Notice as specified from time to time by PE CORP. Unless and until PE CORP reasonably instructs differently, the Notice shall be:

                           AUTHORIZED THERMAL CYCLER

                  THIS INSTRUMENT, SERIAL NO. ____, IS AN AUTHORIZED THERMAL CYCLER. ITS PURCHASE PRICE INCLUDES THE UP-FRONT FEE COMPONENT OF A LICENSE UNDER THE PATENTS ON THE POLYMERASE CHAIN REACTION (PCR) PROCESS, WHICH ARE OWNED BY ROCHE MOLECULAR SYSTEMS INC. AND F. HOFFMANN-LA ROCHE LTD, TO PRACTICE THE PCR PROCESS FOR INTERNAL RESEARCH AND DEVELOPMENT USING THIS INSTRUMENT. THE RUNNING ROYALTY COMPONENT OF THAT LICENSE MAY BE PURCHASED FROM PE BIOSYSTEMS OR OBTAINED BY PURCHASING AUTHORIZED REAGENTS. THIS INSTRUMENT IS ALSO AN AUTHORIZED THERMAL CYCLER FOR USE WITH APPLICATIONS LICENSES AVAILABLE FROM PE BIOSYSTEMS. ITS USE WITH AUTHORIZED REAGENTS ALSO PROVIDES A LIMITED PCR LICENSE IN ACCORDANCE WITH THE LABEL RIGHTS ACCOMPANYING SUCH REAGENTS. PURCHASE OF THIS PRODUCT DOES NOT ITSELF CONVEY TO THE PURCHASER A COMPLETE LICENSE OR RIGHT TO PERFORM THE PCR PROCESS. FURTHER INFORMATION ON PURCHASING LICENSES TO PRACTICE THE PCR PROCESS MAY BE OBTAINED BY CONTACTING THE DIRECTOR OF LICENSING AT PE CORPORATION, 850 LINCOLN CENTRE DRIVE, FOSTER CITY, CALIFORNIA 94404.

                  NO RIGHTS ARE CONVEYED EXPRESSLY, BY IMPLICATION OR ESTOPPEL TO ANY PATENTS ON REAL-TIME METHODS, INCLUDING BUT NOT LIMITED TO 5' NUCLEASE ASSAYS, OR TO ANY PATENT CLAIMING A REAGENT OR KIT.

                  PE BIOSYSTEMS DOES NOT GUARANTEE THE PERFORMANCE OF THIS INSTRUMENT.

         5.2 Thermal Cycler Supplier agrees to affix permanently and prominently to each Authorized Thermal Cycler the designation "Authorized Thermal Cycler", its Serial Number and a direction to consult the user's manual for license information.



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         5.3      Thermal Cycler Supplier further agrees to instruct the
ultimate purchaser that transfer of the thermal cycler or temperature cycling instrument without the Serial Number or the Notice shall automatically terminate the authorization granted by this Agreement and the thermal cycler or temperature cycling instrument shall cease to be an Authorized Thermal Cycler.

         5.4 To avoid confusion among thermal cycler users, Thermal Cycler Supplier agrees not to designate or refer to thermal cyclers or temperature cycling instruments covered by this Agreement as "licensed" unless it fully and simultaneously explains that the thermal cyclers or temperature cycling instruments do not convey with their purchase a complete license under the Amplification Patent Rights.

         5.5 No Authorization Notice shall be supplied with an add-on module or anything else which is less than a complete thermal cycler or temperature cycling instrument.

         6.       TERM AND TERMINATION

         6.1 This Agreement, unless sooner terminated, shall continue until the expiration of the last-to-expire of the patents under which rights are granted in this Agreement.

         6.2 This Agreement shall terminate upon a holding of invalidity or unenforceability of all patent claims licensed hereunder by a final court decision from which no appeal is or can be taken.

         6.3 Thermal Cycler Supplier may terminate this Agreement for any reason by giving written notice to PE CORP and ceasing to advertise or promote its thermal cyclers or temperature cycling instruments as described in Exhibit 1 as Authorized Thermal Cyclers. Such termination shall be effective ninety (90) days after said notice or cessation, whichever is later.



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         6.4      The decision of a Court or Administrative body finding PE CORP liable or culpable due to Thermal Cycler Supplier's manufacture of thermal cyclers or temperature cycling instruments covered by this Agreement or due to the sale or distribution of those thermal cyclers or temperature cycling instruments by Thermal Cycler Supplier, an Affiliate or a distributor shall give PE CORP the right to terminate this Agreement immediately upon notice.

         6.5 This Agreement shall terminate upon (i) an adjudication of Thermal Cycler Supplier as bankrupt or insolvent, or Thermal Cycler Supplier's admission in writing of its inability to pay its obligations as they mature;
(ii) an assignment by Thermal Cycler Supplier for the benefit of creditors;
(iii) the appointment of, or Thermal Cycler Suppliers applying for or consenting to the appointment of, a receiver, trustee or similar officer for a substantial part of its property; (iv) the institution of or any act of Thermal Cycler Supplier instituting any bankruptcy, insolvency arrangement, or similar proceeding; (v) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of Thermal Cycler Supplier; or (vi) loss of Thermal Cycler Suppliers federal or state licenses, permits or accreditation necessary for distribution of Authorized Thermal Cyclers.

         6.6 PE CORP may terminate this Agreement immediately on notice upon any change in the ownership or control of Thermal Cycler Supplier or of its assets. For such purposes, a "change in ownership or control" shall mean that 30% or more of the voting stock of Thermal Cycler Supplier becomes subject to the ownership or control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not own or control such portion of voting stock on the Effective Date hereof. PE CORP shall have the same right to terminate upon any transfer of 30% or more of the assets of Thermal Cycler Supplier.

         6.7 Upon any breach of or default of a material term under this Agreement by Thermal Cycler Supplier, PE CORP may terminate this Agreement upon thirty (30) days' written notice. PE CORP will withdraw such notice if, during the notice period, Thermal Cycler Supplier fully cures such breach or default to PE CORP's reasonable satisfaction.



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         6.8      Upon expiration or termination of this Agreement, all rights granted to Thermal Cycler Supplier shall revert to or be retained by PE CORP.

         6.9 Thermal Cycler Supplier's obligations to report and pay royalties as to activities under this Agreement shall survive termination or expiration.

         7.       CONFIDENTIALITY - PUBLICITY

         7.1 In advertisements, catalogs, brochures, sales literature and promotional literature for Authorized Thermal Cyclers, Thermal Cycler Supplier, Affiliates and distributors shall state the following prominently in type and location:

                  Practice of the patented polymerase chain reaction (PCR) process requires a license. The <Supplier's Model> Thermal Cycler is an Authorized Thermal Cycler and may be used with PCR licenses available from PE Corporation. Its use with Authorized Reagents also provides a limited PCR license in accordance with the label rights accompanying such reagents.

         7.2 With respect to Thermal Cycler Supplier's distribution of any written information to Third Parties, including but not limited to advertising, brochures, catalogs, promotional and sales material, and public relations material, PE CORP shall have the right to prescribe changes regarding references to, or descriptions of: PE CORP, PCR, the patents under which rights are granted in this Agreement, PCR licenses or authorizations, or this Agreement. Thermal Cycler Supplier agrees to comply with PE CORP's reasonable prescriptions.

         7.3 Except as provided in Sections 7.1 and 7.2, Thermal Cycler Supplier shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from disclosing the terms of this Agreement without the prior written consent of PE CORP, except to the extent Thermal Cycler Supplier concludes in good faith that such disclosure is required under applicable law or regulation, in which case PE CORP shall be notified in advance

         8.       COMPLIANCE AND QUALITY

         8.1 In the exercise of any and all rights and in performance hereunder, it shall be the duty of Thermal Cycler Supplier, not PE CORP, to comply fully with all applicable laws, regulations and ordinances and to obtain and keep in effect licenses, permits and other governmental approvals (federal, state or local) necessary or appropriate to carry on activities hereunder.

         8.2 PE CORP does not approve or endorse thermal cyclers or temperature cycling instruments of Thermal Cycler Supplier in any way or for any purpose, including PCR Quality and quality control with respect to suitability for PCR, according to standards and requirements that may exist in the marketplace from time to time, are the sole responsibility of Thermal Cycler Supplier.

         9.       ASSIGNMENT

         9.1 This Agreement shall not be assigned by Thermal Cycler Supplier (including without limitation any assignment or transfer that would arise from a sale or transfer of Thermal Cycler Supplier's business).

         9.2 PE CORP may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Thermal Cycler Supplier. Thermal Cycler Supplier agrees to execute such further acknowledgments or other instruments as PE CORP may reasonably request in connection with such assignment.

         10.      NEGATION OF WARRANTIES AND INDEMNITY

         10.1 Nothing in this Agreement shall be construed as: (a) a warranty or representation by PE CORP as to the validity or scope of any patent;
(b) a warranty or representation that the practice under the Amplification Patent Rights or the Amplification System Patent Rights is or will be free from infringement of patents of Third Patties; (c) an authority or obligation to sublicense or to sue

Third Parties for infringement; (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise, in any form, the name of, or any trademark or trade name of, PE CORP or Roche; (e) conferring by implication, estoppel or otherwise any license, immunity or right under any patent owned by or licensed to PE CORP or Roche other than those specified, regardless of whether such patent is dominant or subordinate to the patents under which rights are granted in this Agreement; (f) an obligation to furnish any know-how; or (g) creating any agency, partnership, joint venture or similar relationship between PE CORP or Roche and Thermal Cycler Supplier.

         10.2 PE CORP MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         10.3 Thermal Cycler Supplier agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of Authorized Thermal Cyclers. Thermal Cycler Supplier shall assume full responsibility for its operation under the patents under which rights are granted in this Agreement, the manufacture of Authorized Thermal Cyclers and the use thereof and shall defend, indemnify and hold PE CORP harmless from and against all liability, demands, damages, expenses (including attorneys fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action, in view of the use by Thermal Cycler Supplier, its officers, directors, agents and employees of the Amplification Patent Rights and the Amplification System Patent Rights, and the manufacture and use of Authorized Thermal Cyclers except that Thermal Cycler Supplier shall not be liable to PE CORP for injury or damage arising solely because of PE CORP's negligence.

         11.      MOST FAVORED LICENSEE

         11.1 If after signature of this Agreement, PE CORP grants to any unrelated third party, other than Roche, a license of substantially the same scope as granted to Thermal Cycler Supplier herein but under more favorable royalty rates than those given to Thermal Cycler Supplier under this Agreement, PE CORP shall promptly notify Thermal Cycler Supplier of said more favorable royalty rates, and Thermal Cycler Supplier shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein. Thermal Cycler Supplier's right to elect said more favorable royalty rates shall extend only for so long as and shall be conditioned on Thermal Cycler Supplier's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such other third party. Upon Thermal Cycler Supplier's acceptance of all such terms of said third-party agreement, the more favorable royalty rates shall be effective as to Thermal Cycler Supplier on the date of execution of such other third party license agreement. Notwithstanding the foregoing, in the event that PE CORP and/or Roche shall receive substantial other nonmonetary consideration, for example, such as intellectual property rights, as a part of the consideration for its granting of such license to a third party, then this Section 11.1 shall not apply.

         12.      GENERAL

         12.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

         12.2 Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:

If to PE CORP:
                           PE Biosystems
                           PE Corporation
                           850 Lincoln Centre Drive
                           Foster City, California 94404 U.S.A.
                           Attn.: Director of Licensing

If to Thermal Cycler Supplier:

                           Cepheid
                           1190 Borregas Avenue
                           Sunnyvale, California 94089
                           Attn.: President

Either party may change its address by providing notice to the other. A notice shall be deemed given four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case may be.

         12.3 Governing Law and Venue. This Agreement shall be deemed made in the State of Delaware, and it shall be construed and enforced in accordance with the law of the State of Delaware. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the state or federal courts in Delaware.

         12.4 Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law or ordinance, the latter shall prevail, but the provision shall be limited only to the extent necessary.

         12.5 If any provision of this Agreement is held or discovered to both parties' satisfaction to be illegal, invalid or unenforceable in any jurisdiction or to render any patent in that jurisdiction unenforceable, the provision as it applies to that jurisdiction only shall be replaced automatically, as part of the document, by a provision as similar in terms as possible but not subject to such infirmity, in order to achieve the intent of the parties to the extent possible. In any event, as to that jurisdiction all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

IN WITNESS WHEREOF, The Parties hereto have duly executed this Agreement on the date(s) indicated below.

PE BIOSYSTEMS                                CEPHEID
                                             ----------------------------------
                                             (THERMAL CYCLER SUPPLIER)

By:  /s/ [Signature Illegible]               By: /s/ THOMAS L. GUTSHALL
   -------------------------------------        -------------------------------
Title: V. P., Intellectual Property          Title:  CEO & Chairman
      ----------------------------------           ----------------------------
Date:           4/13/00                      Date:       4/6/00
     -----------------------------------          -----------------------------


APPENDIX A

                                               SUMMARY ROYALTY/FEE REPORT
                                           THERMAL CYCLER SUPPLIER AGREEMENT

                       FOR THE PERIOD: ________ TO ________ FOR SALES IN THE COUNTRY OF ________

               THERMAL CYCLER (TC) SUPPLIER: CEPHEID  EFFECTIVE DATE: 4/15/00 ROYALTY/FEE RATE: ________

[ ] Check here if there were no sales for this period.

TC/TCI/Add-on Mod.          # of          Gross Invoice Price   Deductions Allowed   Net Sales Price
     Model #         TC/TCI/Add-on Mod.         (actual)             (explain)           (actual)      Royalty/Fee Due

______________       ______________       ______________        ______________       ______________    ______________

______________       ______________       ______________        ______________       ______________    ______________

______________       ______________       ______________        ______________       ______________    ______________

______________       ______________       ______________        ______________       ______________    ______________

______________       ______________       ______________        ______________       ______________    ______________


     TC/TCI/Add-on Mod.              # of                                         Calculated Net
          Model #             TC/TCI/Add-on Mod.       Price to Distributor        Sales Price         Royalty/Fee Due


     ______________           ______________             ______________           ______________       ______________

     ______________           ______________             ______________           ______________       ______________

     ______________           ______________             ______________           ______________       ______________

     ______________           ______________             ______________           ______________       ______________

     ______________           ______________             ______________           ______________       ______________


                                                                             TOTAL ROYALTY/FEE EARNED: ______________

                                                                              ROYALTY/FEE PAYMENT DUE: ______________

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By _______________________________________ Title ____________________ Date ___________________

Name (please print) _______________________________


PE CORPORATION

Send report to:

Director of Licensing, PE Biosystems, PE Corporation, 850 Lincoln Centre Drive, Foster City, CA 94404  USA

                                    EXHIBIT 1

Attached (Exhibits 1a - 1c) are descriptions and specifications for the specific Cepheid thermal cyclers and temperature cycling instruments referenced in the "Grant" clause, Article 2.1, paragraph (a):

Exhibit la - Smart Cycler(R) System (2 pages)

Exhibit 1b - Smart Cycler(R) XC System (2 pages)

Exhibit 1c - GeneXpert(TM) Prototype (2 pages)

Also attached (Exhibit 1d) is a prospective set of general specifications for any thermal cycler or temperature cycling instrument containing one or more I-CORE(TM) modules which may be manufactured under this Agreement by Cepheid, as referenced in the "Grant" clause, Article 2.1, paragraph (a).

Exhibit 1d: General Specifications for Cepheid's Thermal Cycle and Temperature Cycling Instruments

The instruments are those containing one or more I-CORE(TM) modules. An I-CORE module is comprised of (1) a single site, discrete, individually controllable heater sleeve containing a heating element and designed to accept a disposable reaction tube or cartridge, (2) an integrated cooling mechanism (e.g. a fan) that enables passage of ambient or cooled air across the heater sleeve, and (3) optical blocks containing solid state components that enable optical interrogation of the reaction solution in the reaction tube or cartridge.

In a single site configuration comprised or a single I-CORE module, the I-CORE module will contain all of the elements listed above.

In a multi-site configuration comprised of multiple I-CORE modules, each I-CORE module:

         a) will contain a single site, discrete, individually controllable heater sleeve containing a heating element and designed to accept a disposable reaction tube or cartridge.

         b) may or may not contain an integrated cooling mechanism. If an integrated cooling mechanism is not included, each I-CORE reaction site will be cooled by the passage of ambient or cooled air coming from an external source passing across the heater sleeve.

         c) may or may not contain optical blocks. If optical blocks are not included, the instrument will be optically "blind", that is, it will not be capable of optical interrogation, or optical interrogation will occur on a separate module.

Exhibit 1a, page 1

[CEPHEID LOGO]      BIOANALYSIS FOR THE NEW MILLENNIUM

                                 RAPID THERMAL
                                  CYCLING WITH
                              REAL-TIME DETECTION


                             SMART CYCLER(R) SYSTEM

The Smart Cycler(R) from Cepheid is a highly versatile and efficient thermal cycler with real-time optical detection specifically tailored to the rapidly evolving needs of today's molecular biology laboratory. Based on state of the art microelectronic design, the Smart Cycler(R) can be configured by the user into a series of 1-6 processing blocks, each containing 16 reaction sites. Each of the 16 sites within a processing block is individually programmable, and each is capable of 4 channel multiplexed fluorometric detection. Through a sophisticated PC-based user interface, the operator can define and simultaneously carry out any number of separate protocols, each with a unique set of cycling parameters, threshold criterion, and analytical algorithms. In addition, each site can be thermally and optically monitored on a real-time basis and results can be analyzed and reported according to user defined modes. The Smart Cycler(R) is the ideal system for method optimization and for efficiently processing workloads comprised of variable sample numbers and protocols.

                  DILUTION SERIES PERFORMED ON SMART CYCLER(R)
                        SYSTEM USING A BETA-ACTIN ASSAY


                                    [GRAPH]


o  1-6 PROCESSING BLOCKS

o  16 INDEPENDENTLY PROGRAMMABLE REACTION SITES PER PROCESSING BLOCK

o  4 COLOR REAL-TIME OPTICAL DETECTION IN EACH SITE

o  FASTER & MORE SENSITIVE THAN REFERENCE SYSTEMS

Exhibit 1a, page 2

[CEPHEID LOGO] BIOANALYSIS FOR THE NEW MILLENNIUM

SPECIFICATIONS;

PHYSICAL DIMENSIONS

     12"W x 12"Lx 10"H (each processing block)
     22 lbs per processing block

POWER REQUIREMENTS
     85-264 VAC, 47-200 Hz
     350 Watts

OPTICS*
     2 optic blocks per site
     Components: LED's, filters, photo-diodes
     4 color excitation
     4 color detection from 500 nm - 700 nm
     Dye detection limit <10nM
          for FAM/TAM/TET/ROX

SITE-LEVEL HEATING/COOLING ASSEMBLY*
     Solid state heater and forced air cooling
          at each reaction site
     16 independently controlled reaction sites
          per processing block
     1-6 processing blocks can be interconnected

COMPUTER
     Pentium(R) computer
     WIN 98 OS, WIN 2000
     CD ROM
     USB
     A single host PC supports up to six SmartCycler instruments

SOFTWARE/USER INTERFACE
     Windows 98, Windows 2000 compatible
     Menu driven user interface
     Point & click protocol definition
          (cycle #, temp, times, read points,
          melting curve analysis, quantitation)
     Qualitative and quantitative data analysis

REACTION TUBES*
     Single use, disposable tubes
     Polypropylene construction
     25 (micro)l & 100 (micro)l reaction volumes
     No-leak closure seals and pressurized tube

PERFORMANCE PARAMTERS
     Heating ramp rates
          6.5 degrees C/sec from 50 degrees C to 95 degrees C
     Cooling ramp rates
          2 degrees C/sec from 95 degrees C to 50 degrees C
     Programmed time at Temperature
          +/- 1.0 sec
     Temperature accuracy
          +/- 0.5 degrees C from 60 degrees C to 95 degrees C
     Melt curve programmable ramp rate
          0.1 degrees C/sec to 1.0 degrees C/sec

ASSAY PERFORMANCE
     Cycle time (Beta Actin assay)
          <40 seconds per cycle
          <30 minutes for 45 cycles
     Analytical sensitivity (Beta Actin assay)
          150,000 copies in <28 cycles
          150 copes in <34 cycles
          <150 copies in 35 - 45 cycles
     Analytical precision
          Site to site threshold crossing in
          +/- 0.5 cycles


*Covered by issued or pending patents

Exhibit 1b, page 1

[CEPHEID LOGO] BIOANALYSIS FOR THE NEW MILLENNIUM


[PHOTO] PORTABLE NUCLEIN ACID DETECTION

                           SMART CYCLER(R) XC SYSTEM

The Smart Cycler XC (Xtreme Conditions) from Cepheid is a very rapid, highly efficient, fully ruggedized, battery operated thermal cycler with real-time optical detection. Based on state of the art microelectronic design, the Smart Cycler XC is comprised of 16 independently programmable reaction sites, each with 4 channel multiplexed fluorometric detection. Up to 16 different protocols can be processed and monitored simultaneously and each reaction can be terminated as soon as a positive signal threshold is reached. Speed and sensitivity of the system meets or surpasses that of sophisticated laboratory systems. The Smart Cycler XC is the solution for rapid, real-time, field-based pathogen detection or other nucleic acid probe analysis.

[Graph]

O  BATTERY OPERATED
O  16 INDEPENDENTLY PROGRAMMABLE REACTION SITES
O  4 COLOR REAL-TIME OPTICAL DETECTION
O  FASTER & MORE SENSITIVE THAN LABORATORY SYSTEMS

                                                              EXHIBIT 1b, page 2

[CEPHEID LOGO]

                       BIOANALYSIS FOR THE NEW MILLENNIUM


SPECIFICATIONS:

PHYSICAL DIMENSIONS
     26.5" X 18.9 X 13.4
     62 lbs w/computer & rechargeable battery pack

POWER REQUIREMENTS
     Can run on:
          AC (110V/60Hz; 220V/50Hz)
          Internal battery pack (1 hour operation)
          External battery pack (6 hours operation)
          Automobile electrical adaptor or 12V auto battery

OPTICS*
     2 optic blocks per site
     Components: LED's, filters, photo-diodes
     4 color excitation
     4 color detection from 500 nm - 700 nm
     Dye detection limit <10nM for FAM/TAM/TET/ROX

SITE-LEVEL HEATING/COLLING ASSEMBLY*
     Solid state heater and forced air cooling at each reaction site 16 independently controlled reaction sites per processing block 1-4 processing blocks can be interconnected

COMPUTER
     Laptop Pentium(R) computer
     WIN 98 OS, WIN 2000
     USB, modem, ethernet
     A single host PC supports up to four Smart Cycler XC instruments
     Zip Drive

SOFTWARE/USER INTERFACE WINDOWS 98
     Windows 98, Windows 2000 compatible
     Menu driven user interface
     Point & click protocol definition (cycle #, temp, times, read points, melting curve analysis, quantitation)
     Qualitative and quantitative data analysis

REACTION TUBES*
     Single use, disposable tubes
     Polypropylene construction
     25 ul & 100 ul reaction volumes
     No-leak closure seals and pressurized tube

PERFORMANCE PARAMETERS
     Heating ramp rates
          6.5 degrees C/sec from 50 degrees C to 95 degrees C
     Cooling ramp rates
          2 degrees C/sec from 95 degrees C to 50 degrees C
     Programmed time at Temperature
          +/- 1.0 sec
     Temperature accuracy
          +/- 0.5 degrees C from 60 degrees C to 95 degrees C
     Melt curve programmable ramp rate
          0.1 degrees C/sec to 1.0 degrees C/sec

ASSAY PERFORMANCE
     Cycle time (Beta Actin assay)
          <40 seconds per cycle
          <30 minutes for 45 cycles

     Analytical sensitivity (Beta Actin assay)
          150,000 copies in <28 cycles
          150 copies <34 cycles
         <150 copies in 35 - 45 cycles
     Analytical precision
          Site to site threshold crossing in +/- 0.5 cycles

RUGGEDIZATION/ENVIRONMENTAL
     Meets MIL STD 810E for shock and vibration
     Temperature: -32 C to 71 C Storage
                    0 C to 49 C Operation

*Covered by issued or pending patents

Exhibit 1c, page 1

[CEPHEID LOGO] BIOANALYSIS FOR THE NEW MILLENNIUM

                            GENEXPERT(TM) PROTOTYPE

[PHOTO] Integrated, Automated, Hands-off DNA Detection

                         SUMMARY OF DATA - CT/GC ASSAY

Cepheid has integrated its proprietary cartridge-based sample preparation technology with its rapid thermal cycling and real-time detection platform (I-CORE(TM)) to produce a revolutionary demonstration system -- the GeneXpert(TM). The cartridge, which employs a fluid circuit comprised of various processing elements, automatically carries out a complete sample preparation and DNA extraction procedure (including filtration, cell lysis, DNA extraction, and addition of pre-loan assay specific PCR reagents) on 5 ml of urine in less than 5 minutes. The extracted DNA and PCR reaction mixture is delivered automatically to a closed, integrated reaction tube, where it undergoes rapid thermal cycling, amplification and real-time optical readings in a Cepheld I-CORE(TM) module. Using a Taqman based system for homogeneous fluorescent detection, the presence of Ct can be detected using the TET channel and GC using the FAM channel. Results are available in less than 30 minutes from the start of the procedure.


                       CEPHEID      FDA APPROVED       FDA APPROVED
                    GENEXPERT(TM)  REFERENCE KIT A   REFERENCE KIT B
  ASSAY TIME           CT & GC            CT                 GC
  ----------        ------------   ---------------   ---------------
TOTAL # OF STEPS           1              23                 33
Sample Preparation        <5              98                 66
(minutes)
Amplification             25            90-100              120
(minutes)
Detection              [Real Time]       119                 85
(minutes)
TOTAL TIME               <30             307                271
(MINUTES)

EXHIBIT 1c, page 2

[CEPHEID LOGO] BIOANALYSIS FOR THE NEW MILLENNIUM



                        [GRAPH RAPID LYSIS OF CHLAMYDIA]




               [GRAPH MULTIPLEX DETECTION OF CT AND GC IN URINE]